SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  January 5, 1997

                          REPUBLIC INDUSTRIES, INC.
                 -------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                -------------
                (State or other jurisdiction of incorporation)

                     0-9787                        73-1105145
                    --------                     ---------------
                   (Commission                  (IRS Employer
                   File Number)                 Identification No.)

                  450  East Las Olas Boulevard
                             Suite 1200
                       Ft. Lauderdale, FL                  33301
                ------------------------------------    --------
          (Address of principal executive offices)       (Zip Code)

           Registrant's telephone number, including area code (954) 713-5200

                                     N/A.
           ---------------------------------------------------------
          (Former name or former address, if changed since last report)

          Item 5.  Other Events.

          On January 6, 1997, Republic Industries, Inc. (the "Registrant") announced that it had entered into a definitive agreement (the "Agreement") to acquire National Car Rental System, Inc. ("National"). Under the terms of the Agreement, National shareholders will receive shares of Registrant's common stock, $0.01 par value per share, valued in the aggregate at approximately $600 million, and National will become a wholly-owned subsidiary of the Registrant.

          The transaction will be accounted for as a pooling of interests business combination. Consummation of the transactions contemplated by the Agreement is subject to customary conditions, including the receipt of all required regulatory approvals.

          The foregoing summary description contained herein of the Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Agreement and the Press Release, issued on January 6, 1997, copies of which are attached hereto as Exhibits 2 and 99, respectively, and are incorporated herein by reference.

          Item 7.  Financial statements and Exhibits.

                    (a)  Not applicable.

                    (b)  Not applicable.

                    (c)  Exhibits.

                    The Exhibits to this Report are listed in the
          Exhibit Index set forth elsewhere herein.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REPUBLIC INDUSTRIES, INC.

                                        By:  /s/ Richard L. Handley
                                             _____________________
                                             Richard L. Handley
                                             Senior Vice President

          DATE:  January 15, 1997


          Number and
          Description of Exhibit
          ---------------------------
          1.   None
          2.   Share Exchange Agreement, dated as of January 5,
               1997, among Republic Industries, Inc., National Car Rental System, Inc. and the Stockholders of National Car Rental System, Inc.
          4.   None
          16.  None
          17.  None
          20.  None
          23.  None
          24.  None
          27.  None
          99.  Press Release, issued on January 6, 1997